EXHIBIT 99

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS FOURTH QUARTER AND FISCAL YEAR-END RESULTS

-- Fourth Quarter Net Income of $69 million, or $0.45 per Diluted Share --

-- Fourth Quarter Adjusted Income, of $118 Million, or $0.77 per Diluted Share --

-- Assets Under Management of $678 Billion --

-- Board Increases Quarterly Dividend to $0.08 per Share --

Baltimore, Maryland – May 3, 2011 – Legg Mason, Inc. (NYSE: LM) today reported its operating results for the fourth fiscal quarter and fiscal year ended March 31, 2011. The Company reported net income of $69.0 million, or $0.45 per diluted share, as compared with $61.6 million, or $0.41 per diluted share, in the previous quarter and $63.6 million or $0.39 per diluted share in the fourth quarter of fiscal 2010.  Included in this quarter’s results were $15.7 million or $0.07 per diluted share in transition-related costs as compared to $24.0 million or $0.10 per diluted share of such costs in the previous quarter. Adjusted income2 for the fourth quarter was $117.7 million or $0.77 per diluted share, as compared to $110.3 million or $0.73 per diluted share in the previous quarter of fiscal 2011 and $111.3 million, or $0.69 per diluted share, in the fourth quarter of fiscal 2010. For the fourth quarter, operating revenues were $713.4 million, down 1% from $721.9 million in the third quarter of fiscal 2011 and were up 6% from $671.4 in the prior year quarter.  Operating expenses of $614.3 million were down 2% from $624.9 million in the third quarter of fiscal 2011 and were up 9% from $565.6 million in the prior year quarter.

Net income for fiscal year 2011 was $253.9 million or $1.63 per diluted share, compared to net income of $204.4 million, or $1.32 per diluted share for fiscal year 2010. Adjusted income for the year was $439.2 million, or $2.83 per diluted share, compared to adjusted income of $381.3 million or $2.45 per diluted share for fiscal year 2010.  Total operating revenues for fiscal year 2011 were $2.8 billion, up 6% from $2.6 billion for fiscal year 2010.  For the fiscal year 2011, operating expenses were $2.4 billion, up 4% from $2.3 billion in fiscal year 2010.

Assets Under Management (“AUM”) were $677.6 billion, up 1% from $671.8 billion as of December 31, 2010 and down 1% from $684.5 billion at fiscal year-end 2010.

(Amounts in millions, except per share amounts)
	Quarters Ended			Fiscal Year Ended
	Mar	Dec	Mar	Mar	Mar
	2011	2010	2010	2011	2010

Total Operating Revenues	$ 713.4	$ 721.9	$ 671.4	$ 2,784.3	$ 2,634.9
Total Operating Expenses	614.3	624.9	565.6	2,397.5	2,313.7
Operating Income	99.1	97.0	105.8	386.8	321.2
Net Income1	69.0	61.6	63.6	253.9	204.4
Adjusted Income2	117.7	110.3	111.3	439.2	381.3
Net Income Per Share – Diluted1	0.45	0.41	0.39	1.63	1.32
Adjusted Income Per Share – Diluted2	0.77	0.73	0.69	2.83	2.45
(1) Net income represents Net income attributable to Legg Mason, Inc.
(2) Please see Supplemental Data below for non-GAAP performance measures.

Legg Mason also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.08 per share, double the dividend paid a year ago.

Comments on the Fourth Quarter of Fiscal Year 2011 Results

Mark R. Fetting, Chairman and CEO of Legg Mason said, “Legg Mason generated solid full fiscal-year 2011 earnings that were up 24% from the prior-year period, and stronger revenues which reflect higher performance fees and an increased advisory fee yield.  Operating margins also improved from the year ago period.  We remain on track to hit our annual expense savings targets of $130 million to $150 million in the March fiscal-year 2012 quarter, as announced at this time last year.  During the fiscal year, we repurchased 9% of our outstanding shares, and ended the period with approximately $1.4 billion in cash.

We were encouraged by the improving trend in long-term flows, reflecting continued strong performance for our clients.  Having solidified our strategic growth objectives and realigned our executive team to support those initiatives during fiscal 2011, we are focused in fiscal 2012 on continuing to build a balanced portfolio of affiliates and investment capabilities across asset classes, geographies and channels, and delivering world-class corporate services in support of our affiliates.”

Assets Under Management Increased to $677.6 Billion

AUM increased to $677.6 billion compared with $671.8 billion at December 31, 2010 primarily driven by market appreciation partially offset by reduced client outflows of $8.7 billion.  AUM was down 1% from $684.5 billion at fiscal year-end 2010.

•	Fixed income, equity and liquidity outflows were $6.7 billion, $1.3 billion and $0.7 billion respectively, for the quarter ended March 31st.

•	At March 31, 2011, fixed income represented 53% of AUM, while equity represented 28% and liquidity represented 19% of AUM.

•	By business division, 70% of AUM was in the Americas Division and 30% of AUM was in the International Division.

•
Average AUM during the quarter was $673.5 billion compared to $672.4 billion in the third quarter of fiscal year 2011 and $681.2 billion in the fourth quarter of fiscal year 2010. Average AUM for the fiscal year was $669.3 billion compared with $675.5 billion for fiscal year 2010.

Comparison to the Third Quarter of Fiscal Year 2011

Net income was $69.0 million or $0.45 per diluted share as compared with $61.6 million or $0.41 per diluted share in the third quarter of fiscal year 2011.

•
Revenues of $713.4 million were down 1% from $721.9 million in the prior quarter, primarily due to lower performance fees and two fewer days in the quarter which more than offset the increased advisory fee yield resulting from a more favorable asset mix.

•
Operating expenses of $614.3 million decreased 2% from $624.9 million in the third quarter of fiscal year 2011 as last quarter’s results included $24.0 million of transition-related costs related to the previously announced streamlining initiatives as well as $10.2 million of costs related to the launch of a closed-end fund in that quarter.  The current quarter’s expenses include $15.7 million in transition-related costs.

•
Other non-operating income was $3.5 million as compared to $9.8 million of expenses in the third quarter of fiscal 2011.  Gains on corporate investments, not offset by compensation were $9.7 million compared with $9.4 million in the prior quarter.  The current quarter also included $8.1 million in gains associated with consolidated investment vehicles as compared to $8.5 million in losses in the prior quarter.   The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•	Operating margin was 13.9%, as compared to 13.4% in the third quarter of fiscal year 2011. Operating margin, as adjusted2 was 23.4% as compared with 24.3% in the prior quarter.

•	Adjusted income was $117.7 million, or $0.77 per diluted share, compared to adjusted income of $110.3 million or $0.73 per diluted share in the prior quarter.

Comparison to the Fourth Quarter of Fiscal Year 2010

Net income was $69.0 million or $0.45 per diluted share as compared with $63.6 million or $0.39 per diluted share in the fourth quarter of fiscal year 2010.

•
Operating revenues of $713.4 million increased 6% from revenues of $671.4 million in the prior year quarter reflecting the increased advisory fee yield resulting from a more favorable asset mix, which more than offset a decrease in average AUM and lower performance fees.

•
Operating expenses of $614.3 million were up 9% over operating expenses of $565.6 million in the prior year quarter due in part to higher compensation and benefits costs as a result of the increase in revenues. The current quarter’s expenses also included $15.7 million in transition costs related to the previously announced streamlining initiative.

•
Other non-operating income was $3.5 million as compared to $4.1 million of expenses in the prior year quarter.  Gains on corporate investments, not offset by compensation were $9.7 million compared with $6.0 million in the prior year quarter. The current quarter also included $8.1 million in gains associated with consolidated investment vehicles as compared to $4.4 million in gains in the prior year quarter.

•	Operating margin was 13.9% as compared to 15.8% in the prior year quarter. Operating margin, as adjusted, was 23.4% as compared with 23.3% in the same period a year ago.

•	Adjusted income was $117.7 million, or $0.77 per diluted share, compared to adjusted income of $111.3 million, or $0.69 per diluted share, for the prior year quarter.

Comparison to Full Year Fiscal 2010

Net income was $253.9 million or $1.63 per diluted share compared with net income of $204.4 million or $1.32 per diluted share for fiscal year 2010.

•
Total operating revenues for fiscal year 2011 were $2.8 billion, up 6% from $2.6 billion for fiscal year 2010, reflecting the increased advisory fee yield due to a more favorable asset mix and increased performance fees of $25.2 million, which more than offset a 1% decline in average AUM.

•
For the fiscal year 2011, operating expenses were $2.4 billion, up 4% from $2.3 billion in fiscal 2010.  The current year’s results included $54.4 million in transition-related costs related to the previously announced streamlining initiatives.

•
Other non-operating expenses were $21.6 million, as compared to income of $8.5 million in the prior fiscal year.  The current fiscal year included gains on funded deferred compensation plans and seed investments that are offset by an equal increase in compensation and benefits of $36.3 million compared with $79.3 million of such gains in the prior fiscal year.  Gains on corporate investments, not offset by compensation, were $28.7 million as compared with $39.6 million in the prior fiscal year.  The prior fiscal year included gains of $23.2 million representing the reversal of unrealized losses on fund support arrangements.  These decreases were partially offset by $22.0 million in charges related to the exchange of our Equity Units last fiscal year and reduction of net interest expense of $36.0 million as a result of reduced debt due to the Equity Unit conversion, term loan repayment and the related accelerated debt issue cost amortization.

•	Operating margin was 13.9% as compared to 12.2% for fiscal year 2010. Operating margin, as adjusted, was 23.2% as compared to 20.7% for the prior year.

•	Adjusted income, for the year was $439.2 million, or $2.83 per diluted share, compared to adjusted income of $381.3 million, or $2.45 per diluted share for fiscal 2010.

Quarterly Business Developments

Product

•	Barron's Annual Fund Family Ranking for 2010 ranked Legg Mason #8 overall and #2 in Taxable Bonds.

•	Brandywine Global was named Bond Manager of the Year for 2010 by Money Management Letter for its global fixed income strategies.

•
Permal received the top award for one of its funds at the InvestHedge’s annual awards, winning for 10- year performance for the period ended December 31, 2010 for funds with assets of greater than  $1 billion.

•
Western Asset and Royce & Associates each won three awards in the 2011 Lipper US Fund Awards.  Royce received awards in the European Region Funds 3 year category; the Global Small/Mid-Cap Funds 5-year category and the Small-Cap Core Funds 10-year category.  Western Asset won for the New Jersey Municipal Debt 3-year and 5-year categories, and the New York Municipal Debt 5-year category.

•
Several new products were launched in the quarter.  In January, Royce launched the Royce Global Dividend Value Fund, the Royce International Micro-Cap Fund, the Royce International Premier Fund and the Royce Special Equity Multi-Cap Fund.  On March 1, Brandywine launched the Legg Mason BW Absolute Return Opportunities Fund.

Performance

At March 31, 2011:

•
Of Legg Mason’s long-term U.S. mutual fund assets, 56% were beating their Lipper category averages for the 1-year period; 74% for the 3-year period; 70% for the 5-year period and 67% for the 10-year period.

•	Of Legg Mason’s long-term U.S. mutual fund assets, 54% were rated 4 or 5 stars by Morningstar, including 82% of all funds managed by Royce and 54% of all funds managed by Western.

•
Seven of the 8 funds in the Western Asset institutional fund family outperformed their benchmarks for the 1-year period; 6 out of 8 outperformed their benchmarks for the 3-year period; 4 out of 7 outperformed for the 5-year period and 4 out of 5 funds outperformed for the 10-year period.

•
Fourteen of 25 funds managed by Royce outperformed their benchmarks for the 1-year period; 15 out of 21 for the 3-year period; 14 out of 17 for the 5-year period; and all 9 outperformed for the 10-year period.

•	Five of 13 funds managed by ClearBridge Advisors outperformed their benchmarks in the 1- and 3-year periods; and 7 out of 13 outperformed for the 5- and 10-year periods.

•	One of 6 funds managed by Legg Mason Capital Management outperformed its benchmarks for the 3-year period; none outperformed for the 1-, the 5- or 10-year periods.

Balance Sheet

At March 31, 2011, Legg Mason’s cash position was $1.4 billion.  Total debt was $1.5 billion and stockholders' equity was $5.8 billion.  The ratio of total debt to total capital (total equity plus total debt excluding consolidated investment vehicles) was 20%.  In the quarter, the Company completed additional open market purchases of 2.0 million shares, which reduced weighted average shares by 0.4 million.  Weighted average shares also include an additional 1.8 million shares of participating unvested restricted stock.  Legg Mason repurchased and retired 14.6 million shares of common stock in fiscal year 2011.

The Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.08 per share.  The dividend is payable on July 11, 2011 to shareholders of record at the close of business on June 14, 2011.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Fetting, will be held at 8:30 am EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-877-269-7756 (or for international calls 1-201-689-7817) at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website (www.leggmason.com/investor relations.aspx) shortly after the release of the quarter and fiscal year ended March 31, 2011 financial results.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-877-660-6853 (or for international calls 1-201-612-7415), enter account number 369 followed by conference number 370268 when prompted.  Please note that the replay will be available beginning at 4:00 p.m. EDT on Tuesday, May 3, 2011 and ending on May, 17, 2011.

About Legg Mason

Legg Mason is a global asset management firm, with $678 billion in assets under management as of March 31, 2011.  The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and in the Company’s quarterly reports on Form 10-Q.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Twelve Months Ended

	March 2011	December 2010	March 2010	March 2011	March 2010
Operating Revenues:
Investment advisory fees:
Separate accounts	$204,267	$206,180	$208,104	$815,633	$814,824
Funds	392,084	384,341	341,135	1,486,615	1,367,297
Performance fees	19,790	34,592	24,656	96,661	71,452
Distribution and service fees	95,011	95,522	96,113	379,161	375,333
Other	2,278	1,293	1,412	6,247	5,973
Total operating revenues	713,430	721,928	671,420	2,784,317	2,634,879

Operating Expenses(1):
Compensation and benefits	298,899	290,423	267,270	1,140,305	1,111,298
Transition-related compensation	12,604	18,757	-	45,048	-
Total compensation and benefits	311,503	309,180	267,270	1,185,353	1,111,298
Distribution and servicing	174,893	187,412	167,419	712,839	691,931
Communications and technology	43,280	39,399	42,225	161,969	163,098
Occupancy	33,435	37,259	25,469	137,861	156,967
Amortization of intangible assets	5,660	5,776	5,731	22,913	22,769
Other	45,519	45,910	57,470	176,574	167,633
Total operating expenses	614,290	624,936	565,584	2,397,509	2,313,696

Operating Income	99,140	96,992	105,836	386,808	321,183

Other Non-Operating Income (Expense)
Interest income	3,052	2,209	1,582	9,246	7,354
Interest expense	(22,518)	(22,389)	(25,095)	(92,157)	(126,273)
Fund support	-	-	-	-	23,171
Other income (expense)	14,892	18,806	14,987	59,596	86,892
Other non-operating income (expense) of
consolidated investment vehicles	8,060	(8,462)	4,410	1,704	17,329
Total other non-operating income (expense)	3,486	(9,836)	(4,116)	(21,611)	8,473

Income Before Income Tax Provision	102,626	87,156	101,720	365,197	329,656

Income tax provision	31,858	33,792	36,619	119,434	118,676

Net Income	70,768	53,364	65,101	245,763	210,980
Less: Net income (loss) attributable
to noncontrolling interests	1,731	(8,256)	1,494	(8,160)	6,623

Net Income Attributable to
Legg Mason, Inc.	$69,037	$61,620	$63,607	$253,923	$204,357

Net Income per share
Attributable to Legg Mason, Inc.
Common Shareholders:
Basic	$0.45	$0.41	$0.40	$1.63	$1.33

Diluted	$0.45	$0.41	$0.39	$1.63	$1.32

Weighted Average Number of Shares
Outstanding:
Basic	151,948	149,980	160,952	155,321	153,715
Diluted	152,089	150,972	161,703	155,484	155,362

(1) Operating expenses include transition costs related to streamlining our business model. See Supplemental Data - Operating margin, as adjusted for additional details.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			For the Twelve Months Ended

	March 2011	December 2010	March 2010	March 2011	March 2010

Net Income Attributable to Legg Mason, Inc.	$69,037	$61,620	$63,607	$253,923	$204,357

Plus (Less):
Amortization of intangible assets	5,660	5,776	5,731	22,913	22,769
Deferred income taxes on intangible assets:
Tax amortization benefit	33,542	33,692	33,077	134,602	136,252
UK tax rate adjustment	-	-	-	(8,878)	-
Imputed interest on convertible debt	9,439	9,194	8,862	36,688	34,445
Net money market fund support gains (2)	-	-	-	-	(16,565)

Adjusted Income	$117,678	$110,282	$111,277	$439,248	$381,258

Net Income per Diluted Share Attributable
to Legg Mason, Inc. Common Shareholders	$0.45	$0.41	$0.39	$1.63	$1.32

Plus (Less):
Amortization of intangible assets	0.04	0.04	0.04	0.15	0.14
Deferred income taxes on intangible assets:
Tax amortization benefit	0.22	0.22	0.20	0.87	0.88
UK tax rate adjustment	-	-	-	(0.06)	-
Imputed interest on convertible debt	0.06	0.06	0.06	0.24	0.22
Net money market fund support gains (2)	-	-	-	-	(0.11)

Adjusted Income per Diluted Share	$0.77	$0.73	$0.69	$2.83	$2.45

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.
(2) Net of income taxes.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED(1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			For the Twelve Months Ended

	March 2011	December 2010	March 2010	March 2011	March 2010

Operating Revenues, GAAP basis	$713,430	$721,928	$671,420	$2,784,317	$2,634,879

Plus (Less):
Operating revenues eliminated upon
consolidation of investment vehicles	1,236	1,159	528	4,133	2,779
Distribution and servicing expense excluding
consolidated investment vehicles	(174,834)	(187,411)	(167,401)	(712,779)	(691,868)

Operating Revenues, as Adjusted	$539,832	$535,676	$504,547	$2,075,671	$1,945,790

Operating Income	$99,140	$96,992	$105,836	$386,808	$321,183

Plus (Less):
Gains (losses) on deferred compensation
and seed investments	10,208	8,566	11,182	36,274	79,316
Transition-related costs(2)	15,693	23,998	-	54,434	-
Operating income and expenses of
consolidated investment vehicles	1,357	643	758	4,704	2,099

Operating Income, as Adjusted	$126,398	$130,199	$117,776	$482,220	$402,598

Operating margin, GAAP basis	13.9%	13.4%	15.8%	13.9%	12.2%
Operating margin, as adjusted	23.4	24.3	23.3	23.2	20.7

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.
(2) Transition-related costs:
Compensation	$12,604	$18,757		$45,048
Communications and technology	2,649	823		3,943
Occupancy	213	4,345		4,622
Other	227	73		821
Total	$15,693	$23,998		$54,434

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management
	Quarters Ended
	March 2011	December 2010	September 2010	June 2010	March 2010
By asset class:
Equity	$189.6	$184.2	$169.6	$155.8	$173.8
Fixed Income	356.6	355.8	371.6	357.9	364.3
Long-Term	546.2	540.0	541.2	513.7	538.1
Liquidity	131.4	131.8	132.3	131.7	146.4
Total	$677.6	$671.8	$673.5	$645.4	$684.5

By asset class (average):
Equity	$187.0	$175.7	$162.0	$167.6	$167.4
Fixed Income	354.7	364.9	365.0	362.0	365.6
Long-Term	541.7	540.6	527.0	529.6	533.0
Liquidity	131.8	131.8	131.6	138.7	148.2
Total	$673.5	$672.4	$658.6	$668.3	$681.2

By division:
Americas	$476.8	$472.6	$468.3	$450.3	$475.8
International	200.8	199.2	205.2	195.1	208.7
Total	$677.6	$671.8	$673.5	$645.4	$684.5

Component Changes in Assets Under Management
	Quarters Ended					Years Ended
	March 2011	December 2010	September 2010	June 2010	March 2010	March 2011	March 2010
Beginning of period	$671.8	$673.5	$645.4	$684.5	$681.6	$684.5	$632.4
Net client cash flows	(8.7)	(16.7)	(12.7)	(23.1)	(10.9)	(61.1)	(82.0)
Market performance and other	16.6	15.0	40.8	(16.0)	13.8	56.3	134.1
Acquisitions (Dispositions), net	(2.1)	-	-	-	-	(2.1)	-
End of period	$677.6	$671.8	$673.5	$645.4	$684.5	$677.6	$684.5

By Division

Americas
Beginning of period	$472.6	$468.3	$450.3	$475.8	$472.9	$475.8	$446.7
Net client cash flows	(8.9)	(10.1)	(7.6)	(17.6)	(10.9)	(44.1)	(71.1)
Market performance and other	13.1	14.4	25.6	(7.9)	13.8	45.1	100.2
Acquisitions (Dispositions), net	-	-	-	-	-	-	-
End of period	$476.8	$472.6	$468.3	$450.3	$475.8	$476.8	$475.8

International
Beginning of period	$199.2	$205.2	$195.1	$208.7	$208.7	$208.7	$185.7
Net client cash flows	0.2	(6.6)	(5.1)	(5.5)	-	(17.0)	(10.9)
Market performance and other	3.5	0.6	15.2	(8.1)	-	11.2	33.9
Acquisitions (Dispositions), net	(2.1)	-	-	-	-	(2.1)	-
End of period	$200.8	$199.2	$205.2	$195.1	$208.7	$200.8	$208.7

Note: Due to rounding of quarterly results, total amounts for fiscal year may differ immaterially from the annual results.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENT OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENT OF INCOME EXCLUDING INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31, 2011			Quarter Ended December 31, 2010			Quarter Ended March 31, 2010

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles

Operating Revenues:
Investment advisory fees	$616,141	$1,219	$617,360	$625,113	$1,142	$626,255	$573,895	$515	$574,410
Distribution and service fees	95,011	17	95,028	95,522	17	95,539	96,113	13	96,126
Other	2,278	-	2,278	1,293	-	1,293	1,412	-	1,412
Total operating revenues	713,430	1,236	714,666	721,928	1,159	723,087	671,420	528	671,948

Operating Expenses:
Compensation and benefits	311,503	-	311,503	309,180	-	309,180	267,270	-	267,270
Distribution and servicing	174,893	(59)	174,834	187,412	(1)	187,411	167,419	(18)	167,401
Other	127,894	(62)	127,832	128,344	517	128,861	130,895	(212)	130,683
Total operating expenses	614,290	(121)	614,169	624,936	516	625,452	565,584	(230)	565,354

Operating Income	99,140	1,357	100,497	96,992	643	97,635	105,836	758	106,594

Other Non-Operating Income (Expense)
Net interest income (expense)	(19,466)	-	(19,466)	(20,180)	-	(20,180)	(23,513)	-	(23,513)
Other income (expense)	22,952	(3,015)	19,937	10,344	7,659	18,003	19,397	(2,203)	17,194
Other non-operating income (expense)	3,486	(3,015)	471	(9,836)	7,659	(2,177)	(4,116)	(2,203)	(6,319)

Income (Loss) Before Income Tax Provision	102,626	(1,658)	100,968	87,156	8,302	95,458	101,720	(1,445)	100,275

Income tax provision	31,858	-	31,858	33,792	-	33,792	36,619	-	36,619

Net Income (Loss)	70,768	(1,658)	69,110	53,364	8,302	61,666	65,101	(1,445)	63,656

Less: Net income (loss) attributable
to noncontrolling interests	1,731	(1,658)	73	(8,256)	8,302	46	1,494	(1,445)	49

Net Income Attributable to Legg Mason, Inc.	$69,037	$-	$69,037	$61,620	$-	$61,620	$63,607	$-	$63,607

Effective Income Tax Rate	31.0%			38.8%			36.0%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			31.6%			35.4%			36.5%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

LEGG MASON, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BASIS CONSOLIDATED STATEMENT OF INCOME
TO NON-GAAP BASIS CONSOLIDATED STATEMENT OF INCOME EXCLUDING INVESTMENT VEHICLES (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended March 31, 2011			Twelve Months Ended March 31, 2010

	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles	GAAP Basis	Consolidated Investment Vehicles	Non-GAAP Basis - Excluding Investment Vehicles

Operating Revenues:
Investment advisory fees	$2,398,909	$4,042	$2,402,951	$2,253,573	$2,716	$2,256,289
Distribution and service fees	379,161	91	379,252	375,333	63	375,396
Other	6,247	-	6,247	5,973	-	5,973
Total operating revenues	2,784,317	4,133	2,788,450	2,634,879	2,779	2,637,658

Operating Expenses:
Compensation and benefits	1,185,353	-	1,185,353	1,111,298	-	1,111,298
Distribution and servicing	712,839	(60)	712,779	691,931	(63)	691,868
Other	499,317	(511)	498,806	510,467	743	511,210
Total operating expenses	2,397,509	(571)	2,396,938	2,313,696	680	2,314,376

Operating Income	386,808	4,704	391,512	321,183	2,099	323,282

Other Non-Operating Income (Expense)
Net interest income (expense)	(82,911)	-	(82,911)	(118,919)	-	(118,919)
Fund support	-	-	-	23,171	-	23,171
Other income (expense)	61,300	3,680	64,980	104,221	(8,520)	95,701
Other non-operating income (expense)	(21,611)	3,680	(17,931)	8,473	(8,520)	(47)

Income Before Income Tax Provision	365,197	8,384	373,581	329,656	(6,421)	323,235

Income tax provision	119,434	-	119,434	118,676	-	118,676

Net Income	245,763	8,384	254,147	210,980	(6,421)	204,559

Less: Net income (loss) attributable
to noncontrolling interests	(8,160)	8,384	224	6,623	(6,421)	202

Net Income Attributable to Legg Mason, Inc.	$253,923	$-	$253,923	$204,357	$-	$204,357

Effective Income Tax Rate	32.7%			36.0%

Effective Income Tax Rate Excluding
Consolidated Investment Vehicles			32.0%			36.7%

(1) See explanations for Use of Supplemental Data as Non-GAAP Performance Measures.

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income", “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, and “Operating Margin, As Adjusted” that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Legg Mason, Inc. and its subsidiaries.

Adjusted Income
Adjusted Income was formerly reported as “Cash Income, as Adjusted”. We define “Adjusted Income” as Net Income (Loss) Attributable to Legg Mason, Inc. plus amortization and deferred taxes related to intangible assets and goodwill, and imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any.  We also adjust for non-core items that are not reflective of our economic performance, such as impairment charges and the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets and goodwill, and net money market fund support losses (gains).

We believe that Adjusted Income provides a good representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued contingent convertible debt, made significant acquisitions, or engaged in money market fund support transactions.  We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income Attributable to Legg Mason, Inc. determined under GAAP.  This measure is provided in addition to Net Income, but is not a substitute for Net Income and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or Adjusted Income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP.  Legg Mason considers Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of Legg Mason’s operating results with the results of other asset management firms that have not engaged in significant acquisitions, issued contingent convertible debt, or engaged in money market fund support transactions.

In calculating Adjusted Income, we add the impact of the amortization of intangible assets from acquisitions, such as management contracts, to Net Income Attributable to Legg Mason, Inc. to reflect the fact that these non-cash expenses distort comparisons of Legg Mason’s operating results with the results of other asset management firms that have not engaged in significant acquisitions.  Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to net income in the calculation of Adjusted Income.  However, because of our net operating loss carryfoward, we will receive the benefit of the current tax amortization over time.  Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and United Kingdom tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets that have been recognized under GAAP.  We also add back imputed interest on contingent convertible debt, which is a non-cash expense, as well as the actual tax benefits on the related contingent convertible debt that are not realized under GAAP.  We also add (subtract) other non-core items, such as net money market fund support losses (gains) (net of losses on the sale of the underlying SIV securities, if applicable). These adjustments reflect that these items distort comparisons of Legg Mason’s operating results to prior periods and the results of other asset management firms that have not engaged in money market fund support transactions or significant acquisitions, including any related impairments.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Also, realized losses on money market fund support transactions are reflective of changes in the operating performance and value of our firm.

Accordingly, we monitor these items and their related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Consolidated Statements of Income, Excluding Consolidated Investment Vehicles
Effective with the April 1, 2010 adoption of a new financial accounting standard on consolidation, Legg Mason now consolidates and separately identifies certain sponsored investment vehicles, the most significant of which is a collateralized loan obligation entity.  In presenting our “Consolidated Statements of Income, Excluding Consolidated Investment Vehicles”, we add back the investment advisory and distribution and servicing fees that are eliminated upon the consolidation of investment vehicles and exclude the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles.

We believe it is important to provide the Consolidated Statements of Income, Excluding Consolidated Investment Vehicles to present the underlying economic performance of our core asset management operations, which does not include the results of the investment funds that we manage but may not own all of the equity invested.  By deconsolidating the consolidated investment vehicles from the Consolidated Statements of Income, the investment advisory and distribution fees earned by Legg Mason from consolidated investment vehicles are added back to reflect our actual revenues.  Similarly the operating expenses and the impact on non-operating income (expense) and noncontrolling interests of consolidated investment vehicles are removed from the GAAP basis Statements of Income since this activity does not actually belong to Legg Mason.  The deconsolidation of the investment vehicles does not have any impact on Net Income Attributable to Legg Mason, Inc. in any period presented.  The Consolidated Statements of Income, Excluding Consolidated Investment Vehicles are presented in addition to our GAAP basis Consolidated Statements of Income, but are not substitutes for the GAAP basis Consolidated Statements of Income and may not be comparable to Statements of Income presented on a non-GAAP basis of other companies.

Operating Margin, As Adjusted
We  calculate “Operating Margin, As Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, transition-related costs of streamlining our business model, income (loss) of consolidated investment vehicles and, impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “adjusted operating revenues”.  The compensation items, other than transition-related costs, are removed from Operating Income in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  Transition-related costs and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations.  We use adjusted operating revenues in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period.  Adjusted operating revenues also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.  Legg Mason believes that Operating Margin, As Adjusted, is a useful measure of our performance because it provides a measure of our core business activities excluding items that have no impact on Net Income and because it indicates what Legg Mason’s operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, transition-related costs, and the impact of the consolidation of certain investment vehicles described above.  The consolidation of these investment vehicles does not have an impact on Net income Attributable to Legg Mason, Inc.  This measure is provided in addition to the Company’s operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.